EXHIBIT 23.4

CONSENT OF VINSON & ELKINS R.L.L.P.

We hereby consent to the use of our name in the prospectus forming a part of this Registration Statement on Form S-8 under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ Vinson & Elkins R.L.L.P.

VINSON & ELKINS R.L.L.P.

London, England

March 12, 2009